EXHIBIT 10.17

                        FORM OF TRANSFER AGENT AGREEMENT


         TRANSFER AGENT AGREEMENT, dated ____________________ between EUROPEAN MICRO HOLDINGS, INC., a Nevada corporation ("Client") and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company ("ChaseMellon").

         1. APPOINTMENT. Client appoints ChaseMellon as its transfer agent, registrar and dividend disbursing agent and ChaseMellon accepts such appointment in accordance with the following terms and conditions for all authorized shares of each class of stock listed in Schedule A hereto (the "Shares").

         2. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall continue for a term of three years. Unless either party gives written notice of termination of this Agreement at least 60 days prior to the end of the three-year term, or any successive three-year term, this Agreement shall automatically renew for an additional three-year term.

         In the event this Agreement is terminated by Client, Client's notice must include a certified resolution of the Board of Directors of Client to such effect, instructions as to the disposition of records, as well as any additional documentation reasonably requested by ChaseMellon. Except as otherwise expressly provided in this Agreement, the respective rights and duties of Client and ChaseMellon under this Agreement shall cease upon termination of the appointment.

         3. DUTIES OF CHASEMELLON. ChaseMellon will provide all necessary operational, administrative and management services for Client in the performance of the stock transfer, registrar, dividend disbursing, and other related services listed in Schedule B hereto.

         4. THE SHARES. Client represents, warrants and covenants to ChaseMellon that:

            (a) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Shares to be issued hereunder, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable;

            (b) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration;

            (c) any Shares to be issued hereunder, when issued shall have been duly registered under the Securities Act of 1933, as amended, and such registration shall have become effective or shall be exempt from such registration; and shall have been duly registered under the Securities Exchange Act of 1934, as amended, or shall be exempt from such registration;


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            (d) Client has paid or caused to be paid all taxes, if any, which were payable upon or in respect of the original issuance of the Shares issued and outstanding on the date hereof; and

            (e) The execution and delivery of this Agreement, and the issuance and any subsequent transfer of the Shares hereunder, do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under the charter or the by-laws of Client, and law or regulation, any order to decree of any court or public authority having jurisdiction or any mortgage, indenture, contract, agreement or undertaking to which Client is a party or by which it is bound and this Agreement is enforceable against Client in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally.

            Client agrees to provide the documentation and notifications listed in Schedule C hereto.

         5. COMPENSATION, EXPENSES, SCOPE OF AGENCY AND INDEMNIFICATION. Client shall compensate ChaseMellon for its services hereunder in accordance with the fee schedule agreed to by the parties. Such fees shall be adjusted annually by the annual percentage of change in the latest Consumer Price Index of All Urban Consumers (CPI-U) for the Northeast region, 1982-84=100, as published by the U.S. Department of Labor, Bureau of Labor Statistics. Client shall reimburse ChaseMellon for all reasonable expenses, disbursements or advances incurred by it in accordance herewith. All amounts owed to ChaseMellon hereunder are due upon receipt of the invoice. Delinquent payments are subject to a late payment charge of one and one half percent (1.5%) per month commencing forty-five (45) days from the invoice date. Client agrees to reimburse ChaseMellon for any attorney's fees and any other costs associated with collecting delinquent payments.

         ChaseMellon may rely and shall be protected in acting or refraining from acting upon any Client communication authorized by this Agreement; upon any communication from any predecessor Transfer Agency or co-Transfer Agent or from any Registrar (other than ChaseMellon), predecessor Registrar or co-Registrar; and upon any other written instruction, notice, request, direction, consent, report, certificate, or other instrument, paper or document believed by ChaseMellon to be genuine. ChaseMellon is authorized to refuse to make any transfer it deems improper. In the absence of gross negligence or intentional misconduct on its part, ChaseMellon shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement.

         ChaseMellon may consult with counsel (including internal counsel) whose advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         Client shall indemnify ChaseMellon for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of ChaseMellon's gross


                                       2

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negligence or international misconduct. In no case will ChaseMellon be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if ChaseMellon has been advised of the possibility of such damages. Any liability of ChaseMellon will be limited to the amount of fees paid by Client hereunder.

         The obligations of Client under this section shall survive the termination of this Agreement.

         6. NOTICES. All notices, demands and other communications shall be in writing and sent or delivered to the addresses indicated on the signature page hereof.

         7. MISCELLANEOUS. This Agreement may not be amended or modified in any manner except by a written agreement signed by both ChaseMellon and Client.

         This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, without reference to the choice of law doctrine of such state.

         ChaseMellon is acting solely as agent for Client under this Agreement and owes no duties hereunder to any other person. ChaseMellon undertakes to perform the duties and only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against ChaseMellon.

         ChaseMellon may suspend transfers and/or terminate upon thirty (30) days prior written notice if (1) Client fails to pay fees hereunder or (2) any proceeding in bankruptcy, reorganization, receivership or insolvency is commenced by or against the Client, Client shall become insolvent, or shall cease paying its obligations as they become due or makes any assignment for the benefit of its creditors.

         This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Client and ChaseMellon.

         ChaseMellon shall not be liable for any failure or delays arising out of conditions beyond its reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.

         The Schedules hereto are an integral part of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

EUROPEAN MICRO HOLDINGS, INC.

By        :_________________________________
Name:      _________________________________
Title:     _________________________________
Address:   _________________________________
Attn:      _________________________________

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By:        __________________________________
Name:      Jack A. Livingston
Title:     Vice President
Address:   4 Station Square, Pittsburgh, PA  15219
Attn:      Relationship Management


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                                                                      SCHEDULE A

CHASEMELLON
SHAREHOLDER SERVICES

                         STOCK SUBJECT TO THE AGREEMENT

                                             NUMBER OF           NUMBER OF
                                         AUTHORIZED SHARES   AUTHORIZED SHARES
                                            ISSUED AND         RESERVED FOR
                                            OUTSTANDING       FUTURE ISSUANCE
                     NUMBER OF              (INCLUDING        UNDER EXISTING
CLASS OF STOCK       AUTHORIZED SHARES   TREASURY SHARES)       AGREEMENTS
------------------   ------------------ ------------------  ------------------



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                                                                      SCHEDULE B
CHASEMELLON
SHAREHOLDER SERVICES

                             SERVICES TO BE PROVIDED

ACCOUNT MAINTENANCE FUNCTIONS

/bullet/    Opening new accounts
/bullet/    Posting debits and credits
/bullet/    Maintaining certificate history
/bullet/    Placing and releasing stop transfer notation
/bullet/    Consolidating accounts
/bullet/    Coding accounts  requiring  special  handling (e.g. "bad address,"
            "do not mail," "VIP," etc.)
/bullet/    Processing address changes
/bullet/    Responding to shareholder correspondence
/bullet/    Providing a general 800 phone number for shareholder inquiries
/bullet/    Obtaining and posting Taxpayer Identification Number certifications pursuant to IDTCA regulations
/bullet/    Maintaining closed accounts for the purpose of research and tax reporting
/bullet/    Purging closed accounts that meet selective criteria
/bullet/    providing unlimited on-line access to shareholder records
/bullet/    Training on system access

CERTIFICATE ISSUANCE FUNCTIONS

/bullet/    Qualifying under the rules of the NYSE and AMEX to act in the dual capacity as transfer agent and registrar
/bullet/    Maintaining mail and window facilities for the receipt of transfer requests
/bullet/    Maintaining and securing unissued certificate inventory and supporting documents
/bullet/    Examining issuance or transfer requests to ensure that proper authority is being exercised
/bullet/    Verifying (to the extent possible) that surrendered certificates are genuine and have not been altered
/bullet/    Verifying that original issuances are properly authorized and have necessary regulatory approval
/bullet/    Verifying that Shares issued equal the amount surrendered
/bullet/    Verifying that no stop orders are held against the surrendered certificates
/bullet/    Issuing and registering new certificates
/bullet/    Recording  canceled and issued certificates by registration, certificate number and Shares
/bullet/    Canceling surrendered certificates and storing for two years
/bullet/    Delivering completed transfers
/bullet/    Processing restricted and legal transfers upon presentment of appropriate supporting documentation
/bullet/    Preparing Daily Transfer or Management Summary Journals


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/bullet/    Replacing lost, destroyed or stolen certificates provided that
            ChaseMellon is in receipt of (a) evidence acceptable to it of the loss, theft or destruction, and (b) a surety bond acceptable to ChaseMellon sufficient to indemnify and save it and Client harmless (charge imposed on shareholder)

PROXY AND ANNUAL MEETING FUNCTIONS

/bullet/    Identifyin  broken/nominee account requirements to determine amount of sets of material needed
/bullet/    Preparing and mailing proxy material and Annual Report
/bullet/    Suppressing the mailing of multiple Annual Reports to households requesting it
/bullet/    Tabulating proxies (both scanner and manual) returned by
            shareholders
/bullet/    Identifying shareholders who will attend the Annual Meeting
/bullet/    Providing Inspector(s) of Election for the Annual Meeting
/bullet/    Supporting efforts of any proxy solicitor
/bullet/    Preparing list of record date holders
/bullet/    Preparing report of final vote
/bullet/    Providing remote access to proxy tabulation system
/bullet/    Maintaining an automated link with DTC and ADP to receive
            transmissions of broker votes
/bullet/    Processing omnibus proxies for respondent banks

DIVIDEND DISBURSEMENT FUNCTIONS

/bullet/    Preparing and mailing checks
/bullet/    Reconciling checks
/bullet/    Preparing payment register in list or microfiche form
/bullet/    Withholding and filing taxes for non-resident aliens and others
/bullet/    Filing federal tax information returns
/bullet/    Processing "B" and "C" Notices received from the IRS
/bullet/    Mailing required statements (Form 1099) to registered holders
/bullet/    Maintaining stop files and issuing replacement checks
/bullet/    Maintaining  payment orders and addresses
/bullet/    Maintaining records to support escheat filings

OTHER SERVICES

/bullet/    Preparing shareholder listings and labels
/bullet/    Preparing analytical reports
/bullet/    Mailing quarterly or periodic reports
/bullet/    Locating lost shareholders through Shareholder Asset Recovery program ("SHARP")
/bullet/

            (If requested, the following services are subject to additional fees):

/bullet/    Filing escheat reports through Escheat Management Option


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                                                                    FEE SCHEDULE

CHASE MELLON
SHAREHOLDER SERVICES

                          EUROPEAN MICRO HOLDINGS, INC.


INITIAL TERM OF AGREEMENT:          THREE (3) YEARS
                                    ---------------

FEE NOT SUBJECT TO INCREASE:        TWO (2) YEARS
(DURING INITIAL TERM ONLY)          ---------------


                                  SERVICE FEES

FLAT MONTHLY FEE                                              $ 750.00

PLUS $.50 PER CHECK IF DIVIDENDS ARE INITIATED

The above fee will be charged for all services listed in Schedule B and will be subject to the following allowances:

               Number of open accounts maintained                 1,000
               Number of options/restricted items processed          25
               Number of quarterly report mailings                    4
               Number of other mailings per year (one                 1
               enclosure)
               Number of certificates and credits posted            300
               Number of enclosures - annual meeting mailing          4
               Number of lists, labels, reports, analyses            10
               Number of Inspectors of Election                       1
               Number of respondent bank omnibus proxies             10


To the extent the above allowances are exceeded, the following fees will apply:

               For each account maintained (per year)             $4.50
               For each option or restricted item                $10.00
               processed
               For each certificate issued                        $1.50
               Mailings                                    See Attached
               Lists/Labels/Analyses                       See Attached
               For each additional Inspector of Election        $250.00
               For each respondent bank omnibus proxy           $100.00



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CHASE MELLON
SHAREHOLDER SERVICES
                            EXPENSES AND OTHER CHARGE

      FEES AND OUT OF POCKET EXPENSES. All charges and fees, out of pocket costs, expenses and disbursements of ChaseMellon are due and payable by Client upon receipt of an invoice from ChaseMellon. Client shall pay for postage by mail date.

            The cost of stationary and supplies, such as transfer sheets, dividend checks, etc., together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP/IECA, tape charges for DTC, etc. are billed in addition to the above fees.

            For companies who participate in the Direct Registration System
(DRS), ChaseMellon will provide a "sell" feature for liquidation of book-entry shares held on behalf of a shareholder. Upon receipt of a sell request by the registered shareholder, The Chase Manhattan Bank or Mellon Bank, N.A. will process the request and remit the proceeds to the shareholder in the form of a check (less the appropriate fees). The charge for each such sale is $15.00 plus $0.12 per share.

      INITIAL FEE. A fee of $3,000.00 will be imposed for any additional activities associated with the acceptance of appointments involving initial public offerings (IPO's), secondary offerings or closings. The initial fee will cover the issuance of up to 200 certificates. Certificates issued over this threshold will be billed at $1.50 each.

      TERMINATION FEE. In the event Client terminates prior to the termination of the initial term of this Agreement, the Client shall pay ChaseMellon a fee of one dollar ($1.00) per registered shareholder account then maintained for the Client on ChaseMellon's records, subject to a minimum fee of two thousand five hundred dollars ($2,500.00). This fee, subject to change upon written notification to the Client by ChaseMellon, is separate from any other amounts payable by the Client to ChaseMellon incidental to such termination, such as, the cost to produce and ship records, reports and unused certificate stock to a successor agent. It is also separate from any other fees for services under this Agreement, which would be accrued and payable by the Client to ChaseMellon prior to such termination. ChaseMellon may withhold the Client's records, reports and unused certificate stock from a successor agent pending the Client's payment in full of its fees and expenses owed under this Agreement.

      CONVERSION. There is usually no charge for converting the Client's files to ChaseMellon's system with the exception of outstanding check history from the current agent's file. A review of the current rules and formats will be made to determine if any situation exists


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which will require extraordinary effort to complete the conversion. Any charge will be discussed with the Client prior to work commencing.


      INTEREST. In the event Client shall default in the payment of any such charges, such defaulted sums shall bear interest or finance charges at the maximum applicable legal rate and all costs and expenses of effecting collection of any said sums, including a reasonable attorney's fee, shall be paid by Client.

      LEGAL, TECHNOLOGICAL EXPENSES. Certain legal expenses may be incurred in resolving matters not anticipated in the normal course of business. This may result in a separate charge to cover our expenses in resolving such matters; provided that any legal expenses charged to the Client shall be reasonable.

            In the event any Federal regulation and/or state or local law are enacted which require ChaseMellon to make any technological improvements and/or modifications to our current system, Client shall reimburse ChaseMellon, on a pro rata basis proportionate to the Client's registered shareholder base, for the costs associated with making such required technological improvements and/or modifications.

      OTHER SERVICES. Fees for any services not specified, such as maintaining mail lists, storing canceled certificates after the initial two year period, escheating unclaimed property to the states, stock splits, exchanges, tenders, solicitation mailings and coding of dividend reinvestment and ACH accounts, etc., will be based on ChaseMellon's standard fees at the time of the request or, if no standard fees have been established, an appraisal of the work to be performed.



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                        CHASEMELLON SHAREHOLDER SERVICES

                              LISTS/LABELS/ANALYSES

                                  FEE SCHEDULE


LISTS

      Per name listed                                             0.35

LABELS

      Per label printed                                           .035

ANALYSES

      Per name passed on data base                                 .01

      Per name listed in report                                   .035

(MINIMUM charge for each of the above services will be based on 1,000 names listed or passed on data base or labels printed.)

OUT-OF-POCKET EXPENSES

Any expenses of this nature, which include but are not limited to telephone, facsimile transmissions, postage, insurance, messenger, stationery, etc., will be billed in addition to the above stated fees.



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                        CHASE MELLON SHAREHOLDER SERVICES

                                MAILING SERVICES

                                  FEE SCHEDULE


ADDRESSING

      Addressing mailing medium (per name)                        .035


AFFIXING

      Affixing labels (per label)                                 .035


INSERTING

      Inserting Enclosures (Machine)

            u Enclosure (per piece)                               .040
            2nd Enclosure (per piece)                             0.25
            3rd Enclosure (per piece)                             0.20
            4th Enclosure (per piece)                             .015

      Inserting Enclosures (Manual)

            Charge will be determined based on analysis of work to be performed.

(MINIMUM charge for each of the above mailing services will be based on 1,000 names, labels or pieces.)

OUT OF POCKET EXPENSES

Any expenses of this nature, which include but are not limited to telephone, facsimile transmissions, postage, insurance, messenger, stationery, etc., will be billed in addition to the above stated fees.



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                                                                      SCHEDULE C


CHASEMELLON
SHAREHOLDER SERVICES

           DOCUMENTS AND NOTIFICATIONS TO BE DELIVERED TO CHASEMELLON
                        UPON EXECUTION OF THIS AGREEMENT


Client shall provide ChaseMellon with the following:

1. An adequate supply of Share certificates.

2. A copy of the resolutions adopted by the Board of Directors of Client appointing ChaseMellon as Transfer Agent and/or Registrar and Dividend Disbursing Agent, as the case may be, duly certified by the Secretary or Assistant Secretary of Client under the corporate seal.

3. A Copy of the Certificate of Incorporation of Client, and all amendments thereto, certified by the Secretary of State of the state of incorporation.

4. A copy of the By-laws of Client as amended to date, duly certified by the Secretary of Client under the corporate seal.

5. A certificate of the Secretary or an Assistant Secretary of Client, under its corporate seal, stating that:

      a) this Agreement has been executed and delivered pursuant to the authority of Client's Board of Directors;

      b) the attached specimen Share certificate(s) are in substantially the form submitted to and approved by Client's Board of Directors for current use and the attached specimen Share certificates for each Class of Stock with issued and outstanding Shares are in the form previously submitted to and approved by Client's Board of Directors for past use;

      c) the attached list of existing agreements pursuant to which Shares have been reserved for future issuance specifying the number of reserved Shares subject to each such existing agreement and the substantive provisions thereof, is true and complete, or no Shares have been reserved for future issuance.

      d) each shareholder list provided is true and complete (such certification may state that it is based upon the certification of the predecessor Transfer Agent or predecessor Registrar that prepared the list) or no Shares are outstanding;


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      e) the name of each stock exchange upon which any of the Shares are listed and the number and identity of the Shares so listed;

      f) the name and address of each co-Transfer Agent, Registrar (other than ChaseMellon) or co-Registrar for any of the Shares and the extent of its appointment, or there are no co-Transfer Agents, Registrars (other than ChaseMellon) or co-Registrars for any of the Shares; and

      g) the officer(s) of Client, who executed this Agreement as well as any certificates or papers delivered to ChaseMellon pursuant to this Agreement, were validly elected to, and the incumbents of, the offices they purported to hold at the time of such execution and delivery, and that their signatures on all documentation are genuine; and upon which is subscribed a certificate of an officer of client, other than the officer executing the certificate of the Secretary, stating that the person who executed the certificate of the Secretary was validly elected to, and is the Secretary or an Assistant Secretary of Client and that his signature on the certificate is genuine.

6. A shareholder list, preferably in machine readable format, certified as true and complete by the person preparing the list, for the issued and outstanding Shares, setting forth as to each holder, his/her name and address, tax identification number certified by the shareholder pursuant to requirements of the Internal Revenue Code and applicable regulations, the number of Shares held, the Share certificate numbers and the existence of any stop orders or other transfer restrictions.

7. Opinion of counsel for Client, addressed to ChaseMellon, to the effect that:

      a) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Shares to be issued hereunder, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable;

      b) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration;

      c) Client has paid or caused to be paid all taxes, if any, which were payable upon or in respect of the original issuance of the Shares issued and outstanding on the date hereof; and

      d) the execution and delivery of this Agreement and the issuance of the Shares do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or the by-laws of client, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which client is a party or by which it is bound and this Agreement is enforceable against Client in accordance with its terms, except as limited by


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bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally

8. A completed Internal Revenue Service Form 2678.


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                             NOTIFICATION OF CHANGES

1. Any change in the name of Client, amendment of its certificate of incorporation or its by-laws;

2. Any change in the title of a Class of Stock from that set forth in Column 1 of Schedule A;

3. Any change in the Number of Authorized Shares form that set forth in Column 2 of Schedule A;

4. Any change in existing agreements or any entry into new agreements changing the Number of Authorized Shares Reserved for Future Issuance Under Existing Agreements from that listed in Column 4 of Schedule A hereto;

5. Any change in the number of outstanding Shares subject to stop orders or other transfer limitations;

6. The listing or delisting of any Shares on any stock exchange;

7. The appointment after the date hereof of any co-Transfer Agent, Registrar (other than ChaseMellon) or any co-registrar for any of the Shares;

8. The merger of Client into, or the consolidation of Client with, or the sale or other transfer of the assets of Client substantially as an entirety to, another person; or the merger or consolidation of another person into or with Client; and

9. Any other change in the affairs of Client of which ChaseMellon must have knowledge to perform properly its duties under this Agreement.